Exhibit 99.1

CR-24-07

THE GEO GROUP PRICES SENIOR NOTES OFFERING AND NEW TERM LOAN

Boca Raton, Fla. – April 4, 2024 –The GEO Group (NYSE: GEO) (“GEO” or the “Company”) announced today that it has priced a private offering of $1.275 billion aggregate principal amount of senior notes, comprised of $650.0 million aggregate principal amount of 8.625% senior secured notes due 2029 (the “Secured Notes”) and $625.0 million aggregate principal amount of 10.25% senior unsecured notes due 2031 (the “Unsecured Notes” and together with the Secured Notes, the “Notes”), exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by GEO’s domestic subsidiaries that are guarantors under a new senior secured credit facility and outstanding senior notes. The offering of the Notes is expected to close on April 18, 2024, subject to customary closing conditions. GEO also announced today that it has priced a new $450.0 million Term Loan B (the “Term Loan”), bearing interest at SOFR plus 5.25%, under a new senior secured credit facility, which is expected to close on April 18, 2024. The offering of the Notes and the new Term Loan are expected to result in net proceeds of approximately $1.67 billion, after deducting the initial purchasers’ discount and estimated expenses payable by GEO.

The net proceeds of the offering of the Notes, borrowings under the new Term Loan, and cash on hand will be used to refinance approximately $1.5 billion of existing indebtedness, including to fund the refinance, repurchase, redemption or other discharge of the Company’s existing Tranche 1 Term Loan and Tranche 2 Term Loan under its existing senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026, to pay related premiums, transaction fees and expenses. GEO also intends to retire or settle a portion of the 6.50% exchangeable senior notes due 2026 issued by GEO Corrections Holdings, Inc., using shares of GEO common stock and cash. GEO expects to fund the cash portion for the retirement or settlement, which is expected to total up to $180.0 million, with a portion of the net proceeds from the offering of the Notes or, if necessary, cash on hand. Nothing in this press release should be construed as an offer to purchase, notice of redemption or a solicitation of an offer to purchase any of the existing term loans or notes, and the closing of the offering of the Notes is not conditioned on the consummation of such repurchase, redemption or other discharge; however, the repurchase, redemption or other discharge of the existing term loans and notes are conditioned on the consummation of the offering of Notes and the closing of the new Term Loan and certain other financing transactions.

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The Notes were offered and will be sold in the United States only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state laws. This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 100 facilities totaling approximately 81,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Use of forward-looking statements

This press release includes forward-looking statements regarding GEO’s intention to issue the Notes, borrow the term loan and its intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in GEO’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in GEO’s Securities and Exchange Commission filings, including GEO’s report on Form 10-K for the year ended December 31, 2023, and GEO’s reports on Form 10-Q and Form 8-K filed with the Commission. GEO wishes to caution readers that certain important factors may have affected and could in the future affect GEO’s actual results and could cause GEO’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of GEO, including the risks that the offering of the Notes and/or the closing of the new Term Loan cannot be successfully completed, that the refinance, repurchase, redemption or other discharge of its Tranche 1 Term Loan and Tranche 2 Term Loan under its existing senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026 cannot be successfully completed, and that the retirement or settlement of a portion of the 6.50% exchangeable senior notes due 2026 issued by GEO Corrections Holdings, Inc. cannot be successfully completed. GEO undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

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